Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                         2228 South Fraser Street
Fax (303) 369-9384                                                                                                                                  Unit I
                                                                                                                                 Aurora, Colorado    80014

October 27, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:  Chancellor Group, Inc.

File Ref. No.  000-30219

We have read the statements of Chancellor Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 27, 2010 and agree with such statements as they pertain to our firm.

Regards,

/s/ LARRY O'DONNELL, CPA, P.C.

LARRY O'DONNELL, CPA, P.C.
Certified Public Accountants